Exhibit 10.57
[Employee]
Notice of Performance-Based Restricted Stock Unit Grant

Participant:                          [Participant Name]

Company:                              CoreLogic, Inc.

Notice:
You have been granted the following Performance-Based Restricted Stock Units (“Performance-Based RSUs”) in accordance with the terms of the Plan and the Performance-Based Restricted Stock Unit Award Agreement attached hereto.

Type of Award:	Performance-Based RSUs

Plan:	The CoreLogic, Inc. 2006 Incentive Compensation Plan

Grant:                                    Date of Grant:  [Grant Date]
Number of EPS Performance-Based RSUs:  [Number of EPS RSUs Granted]
Number of EBITDA Per Share Performance-Based RSUs:  [Number of EBITDA Per Share RSUs Granted]

Vesting:
Subject to the terms of the Plan and this Agreement, the vesting and payment of the Performance-Based RSUs shall be subject to the attainment of the Performance Measures set forth below.  The vesting schedule set forth below requires the Participant’s continued employment or service through each applicable vesting date as a condition to the vesting of any of the Shares underlying the Performance-Based RSUs.  Except as provided in Section 4 of this Agreement, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Performance Period:	[The performance period for the Performance-Based RSUs shall commence on _______ and end on _____________ (the “Performance Period”).]

Performance Measures

[Performance Measures to be Inserted Here]

Rejection:
If you wish to accept this Performance-Based RSU Award, please access Fidelity NetBenefits® at www.netbenefits.com and follow the steps outlined under the "Accept Grant" link at any time within forty-five (45) days after the Date of Grant.  If you do not accept your grant via Fidelity NetBenefits® within forty-five (45) days after the Date of Grant, you will have rejected this Performance-Based RSU Award.

[Employee]
Performance-Based Restricted Stock Unit Award Agreement

This Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Performance-Based Restricted Stock Unit Grant attached hereto (the “Grant Notice”), is made between CoreLogic, Inc. (the “Company”) and the Participant set forth in the Grant Notice.  The Grant Notice is included in and made part of this Agreement.

1.	Definitions.

Capitalized terms used but not defined in this Agreement (including the Grant Notice) have the meaning set forth in the Plan.

 “Cause” shall be defined as: (i) embezzlement, theft or misappropriation by the Participant of any property of any of the Company or its affiliates; (ii) Participant’s breach of any fiduciary duty to the Company or its affiliates; (iii) Participant’s failure or refusal to comply with laws or regulations applicable to the Company or its affiliates and their businesses or the policies of the Company and its affiliates governing the conduct of its employees or directors; (iv) Participant’s gross incompetence in the performance of Participant’s job duties; (v) commission by Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the failure of Participant to perform duties consistent with a commercially reasonable standard of care; (vii) Participant’s failure or refusal to perform Participant’s job duties or to perform specific directives of Participant’s supervisor or designee, or the senior officers or Board of Directors of the Company; or (viii) any gross negligence or willful misconduct of Participant resulting in loss to the Company or its affiliates, or damage to the reputation of the Company or its affiliates.

2.	Grant of the Performance-Based RSUs.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, a right to receive the number of shares of common stock of the Company, par value $0.00001 per share (“Shares”), set forth in the Grant Notice (the “Performance-Based RSUs”).

3.	Dividend Equivalents.

Each Performance-Based RSU shall accrue Dividend Equivalents with respect to dividends that would otherwise be paid on the Share underlying such Performance-Based RSU during the period from the Grant Date to the earlier of the date such Share is paid in accordance with this Agreement or the date the Share is forfeited pursuant to the terms of this Agreement.  As of any date in this period that the Company pays an ordinary cash dividend on its shares of common stock, the Company shall credit the Participant with an additional number of Performance-Based RSUs equal to (i) the per share cash dividend paid by the Company on its common stock on such date, multiplied by (ii) the total number of Performance-Based RSUs subject to the Award as of the related dividend payment record date (including any Dividend Equivalents previously credited hereunder), divided by (iii) the Fair Market Value of a share of common stock on the date of payment of such dividend.  Any Performance-Based RSUs credited pursuant to the foregoing provisions of this Section 3 shall be subject to the attainment of the same Performance Measures applicable to the original Performance-Based RSUs to which they relate, and shall otherwise be subject to the same vesting, payment, delivery and other terms, conditions and restrictions as the original Performance-Based RSUs to which they relate.  Any such crediting of Dividend Equivalents shall be conclusively determined by the Committee.

4.	Vesting and Payment; Termination.

The Performance-Based RSUs shall vest and become payable subject to the attainment of the Performance Measures as set forth in the Grant Notice.  Subject to the terms of the Plan and the remaining provisions of this Section 4, all Performance-Based RSUs which have not become vested and payable prior to the date of the Participant’s Termination shall be immediately forfeited.  Notwithstanding the foregoing to the contrary, in the event of the Participant’s Termination due to his or her death, Disability or Normal Retirement, in each case during the Performance Period and prior to the Shares underlying the Performance-Based RSUs becoming vested and payable, then the Shares underlying the Performance-Based RSUs shall remain outstanding and shall be eligible to become vested and payable [based on the attainment of the Performance Measures set forth in the Grant Notice or in connection with a Change of Control as provided in Section 5] [or] [on a prorated basis such that the number of such Shares that shall become vested and payable as of the conclusion of the Performance Period shall equal (i) the number of such Shares that would have vested as of the conclusion of the Performance Period based on the attainment of the Performance Measures set forth in the Grant Notice or in connection with a Change of Control as provided in Section 5 (assuming no termination of employment had occurred), multiplied by (ii) a fraction, the numerator of which shall be the number of whole months during the Performance Period the Participant was employed by the Company or one of its Affiliates, and the denominator of which shall be the number of whole months in the Performance Period].  Any such Shares that become vested and payable shall be paid (together with Shares comprising all accrued Dividend Equivalents with respect to such Shares) to the Participant at the same time as specified in Section 5 or Section 6, as applicable.  Any such Shares that have not become vested and payable following the end of the Performance Period set forth in the Grant Notice shall be immediately forfeited.  The vesting and payment provided for in this Section 4(a) in connection with a Termination due to the Participant’s Disability or Normal Retirement is subject to the condition that the Participant shall have signed a separation agreement in the form established by the Company within 21 days (or such longer period of time required by applicable law) following his or her Termination and such separation agreement is not subsequently revoked.

For purposes of this Agreement, “Normal Retirement” means Termination of the Participant, other than for Cause, after the Participant has reached 62 years of age.  For purposes of this Section 4, employment by the First American Corporation and/or one of its affiliates (collectively, “First American”) shall be treated as employment by the Company and/or an Affiliate.

5.	Change of Control.

Except for a Change of Control that has been approved by the Company’s Incumbent Board prior to the occurrence of such Change of Control, the provisions of Section 15.1 of the Plan applicable to Restricted Stock Units shall apply to any outstanding Performance-Based RSUs.  Notwithstanding anything to the contrary in the Plan, any Shares underlying the Performance-Based RSUs that become vested and payable in connection with the Change of Control shall be paid (together with Shares comprising all accrued Dividend Equivalents with respect to such Shares) to the Participant as soon as practicable, but in no event later than 74 days, following the date of the Change of Control.  Any Shares underlying Performance-Based RSUs that have been forfeited prior to the date of the Change of Control shall not be eligible to become vested or payable in connection with any Change of Control.

6.	Payment of Shares.

The Shares underlying the Performance-Based RSUs which have become vested and payable based on the attainment of the Performance Measures set forth in the Grant Notice, together with Shares comprising all accrued Dividend Equivalents with respect to such Shares, shall be paid by the Company to the Participant as soon as reasonably practicable, but in no event later than 74 days, following the end of the Performance Period set forth in the Grant Notice.  Any Shares underlying the Performance-Based RSUs that have not become vested and payable following the end of the Performance Period shall be forfeited as of the last day of the Performance Period.  The Participant shall have no rights to receive payment of any Shares, whether pursuant to this Section 6 or any other provision of this Agreement, with respect to Performance-Based RSUs that have been forfeited or cancelled, or for which Shares have previously been delivered.  No fractional Shares shall be paid pursuant to this Section 6 or any other provision of this Agreement, and the Shares otherwise payable shall be rounded down to the nearest whole number of Shares.

7.	No Ownership Rights Prior to Issuance of Shares.

Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Performance-Based RSUs, nor have any rights to dividends (other than rights to Dividend Equivalents pursuant to Section 3) or other rights as a stockholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

8.	Detrimental Activity.

(a)  Notwithstanding any other provisions of this Agreement to the contrary, if at any time prior to the delivery of Shares with respect to the Performance-Based RSUs, the Participant engages in Detrimental Activity, such Performance-Based RSUs shall be cancelled and rescinded without any payment or consideration therefor.  The determination of whether the Participant has engaged in Detrimental Activity shall be made by the Committee in its good faith discretion, and the payment of Shares with respect to the Performance-Based RSUs shall be suspended pending resolution to the Committee’s satisfaction of any investigation of the matter.

(b)  For purposes of this Agreement, “Detrimental Activity” means at any time (i) using information received during the Participant’s employment with the Company and/or its Subsidiaries, Affiliates and predecessors in interest relating to the business affairs of the Company or any such Subsidiaries, Affiliates or predecessors in interest, in breach of the Participant’s express or implied undertaking to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of the Company or any of its Subsidiaries or Affiliates to breach any of the terms of his or her employment with Company, its Subsidiaries or its Affiliates; (iii) directly or indirectly making any statement that is, or could be, disparaging of the Company or any of its Subsidiaries or Affiliates, or any of their respective employees (except to the extent necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); (iv) directly or indirectly engaging in any illegal, unethical or otherwise wrongful activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of the Company or any of its Subsidiaries or Affiliates; or (v) directly or indirectly engaging in an act of misconduct such as, embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any of its Subsidiaries or Affiliates, breach of fiduciary duty or disregard or violation of rules, policies or procedures of the Company or any of its Subsidiaries or Affiliates, an unauthorized disclosure of any trade secret or confidential information of the Company or any of its Subsidiaries or Affiliates, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Company or any of its Subsidiaries or Affiliates, in each case as determined by the Committee in its good faith discretion.

9.	No Right to Continued Employment.

None of the Performance-Based RSUs nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employ of the Company or any Subsidiary or Affiliate for any period, nor restrict in any way the right of the Company or any Subsidiary or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment at any time for any reason.  For the avoidance of doubt, this Section 9 is not intended to amend or modify any other agreement, including any employment agreement, that may be in existence between the Participant and the Company or any Subsidiary or Affiliate.

10.	The Plan.

In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly, provided that the provisions of Section 4, Section 5 and Section 6 of this Agreement shall control over any conflicting payment provisions of the Plan.  The Plan and the prospectus describing the Plan can be found on Fidelity NetBenefits® at www.netbenefits.com under Plan Information and Documents.  A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Company may from time to time specify.

11.	Compliance with Laws and Regulations.

(a)         The Performance-Based RSUs and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable.  Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law.  If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)         It is intended that the Shares received in respect of the Performance-Based RSUs shall have been registered under the Securities Act.  If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144.  Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)         If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

12.	Notices.

All notices by the Participant or the Participant’s assignees shall be addressed to CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Company may from time to time specify.  All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

13.	Severability.

In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14.	Other Plans.

The Participant acknowledges that any income derived from the Performance-Based RSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.  Performance-Based RSUs and Dividend Equivalents shall not be deemed to be “Covered Compensation” under any other benefit plan of the Company.

15.	Adjustments

The Performance-Based RSUs and the Shares underlying the Performance-Based RSUs shall be subject to adjustment and conversion pursuant to the terms of Section 4.3, Article XV and XVI of the Plan.

16.	Tax Witholding.

Any payment or delivery of Shares pursuant to this Agreement shall be subject to the Company’s rights to withhold applicable Federal, state, local and non-United States taxes in accordance with Article XVII of the Plan.

17.           Section 409A.

The provisions of this Agreement shall be construed and interpreted to comply with Section 409A of the Code so as to avoid the imposition of any penalties, taxes or interest thereunder.

18           Clawback.

The Performance-Based RSUs are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Performance-Based RSUs or any Shares or other cash or property received with respect to the Performance-Based RSUs (including any value received from a disposition of the Shares acquired upon payment of the Performance-Based RSUs).

CORELOGIC, INC.

By:______________________________
Name: [Anand Nallathambi]
Title: [Chief Executive Officer]

Date: [Grant Date]

Acknowledged and agreed as of the Date of Grant:

Printed Name:     [Participant Name]

Date:                    [Acceptance Date]

[NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY]